Exhibit 10.2
KORN/FERRY INTERNATIONAL 2008 STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
     1. Issuance of Shares. Korn/Ferry International, a Delaware corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Award (the “Notice”), the Total Number of restricted Shares of Common Stock Awarded as set forth in the Notice (the “Shares”), subject to the Notice, this Restricted Stock Award Agreement (the “Agreement”) and the terms and provisions of the Company’s 2008 Stock Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless otherwise defined herein or in the Notice, the terms defined in the Plan shall have the same defined meanings in this Agreement. All Shares issued hereunder will be deemed issued to the Grantee as fully paid and nonassessable shares, and the Grantee will have the right to vote the Shares at meetings of the Company’s shareholders. The Company shall pay any applicable stock transfer taxes imposed upon the issuance of the Shares to the Grantee hereunder.
     2. Consideration. The Grantee shall be deemed to have purchased from the Company the Shares set forth in the Notice without payment of any cash consideration. The Grantee and the Company hereby acknowledge and agree that adequate consideration has been received by the Company in respect of the issuance of the Shares.
     3. Transfer Restrictions. Except as expressly provided in Section 14 of the Plan, the Shares issued to the Grantee hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Grantee prior to the date when the Shares become “vested” pursuant to the Vesting Schedule set forth in the Notice. Any attempt to transfer Shares in violation of this Section 3 will be null and void and will be disregarded.
     4. Termination of Employment; Forfeiture. Vesting shall cease upon the date of termination of the Grantee’s continued service with the Company for any reason, including death or Disability. If the Grantee’s continued service with the Company terminates for any reason while the Grantee holds any Shares that have not vested (“Restricted Shares”), including fractional Restricted Shares, such Restricted Shares shall be deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of the Restricted Shares and shall have all rights and interest in or related thereto without further action by the Grantee. In the event Restricted Shares are reconveyed to the Company, the Company shall have no further obligation or liability to the Grantee with respect to such Restricted Shares. The foregoing forfeiture provisions set forth in this Agreement as to Restricted Shares shall also apply to the new capital stock or other property (including cash paid other than as a regular cash dividend) received in exchange for the Shares in consummation of any Change in Control and such stock or property shall be deemed Additional Securities for purposes of this Agreement, but only to the extent the Shares are at the time covered by such forfeiture provisions.
     5. Escrow of Stock. For purposes of facilitating the enforcement of the provisions of this Agreement, the Grantee agrees, immediately upon receipt of Restricted Shares, to deliver such documents, agreements or instruments as may be necessary from time to time to the Secretary or Assistant Secretary of the Company, or their designee, to hold such Restricted Shares in escrow for so long as such Restricted Shares have not vested pursuant to the Vesting Schedule set forth in the Notice, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof. The Grantee hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to make this Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. The Grantee agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Upon the vesting of all Restricted Shares, the escrow holder will, without further order or instruction, transmit to the Grantee such Shares, subject, however, to satisfaction of any withholding obligations provided in Section 7 below.
     6. Distributions. The Company shall disburse to the Grantee all regular cash dividends with respect to the Shares and Additional Securities (whether vested or not), less any applicable withholding obligations.
     7. Withholding of Taxes. The Grantee shall, as Restricted Shares shall vest or at the time withholding is otherwise required by any applicable provisions of federal or state law, pay the Company the amount necessary to satisfy any applicable foreign, federal, state, and local income and employment tax withholding obligations. At the time the Grantee’s Award is granted, or at any time thereafter as requested by the Company, the Grantee hereby authorizes, to the fullest extent not prohibited by applicable law, withholding from payroll and any other amounts payable to the Grantee, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Award.
     8. Section 83(b) Election. The Grantee hereby acknowledges that he or she has been informed that, with respect to the grant of the Shares, he or she may file an election with the Internal Revenue Service, within 30 days of the Date of Award, electing pursuant to Section 83(b) of the Code, to be taxed currently on the Fair Market Value of the Shares on the Date of Award (“Section 83(b) Election”).
     GRANTEE ACKNOWLEDGES THAT IF HE OR SHE CHOOSES TO FILE AN ELECTION UNDER SECTION 83(b) OF THE CODE, IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY SUCH SECTION 83(b) ELECTION, EVEN IF HE OR SHE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON GRANTEE’S BEHALF.
     BY SIGNING THIS AGREEMENT, GRANTEE REPRESENTS THAT HE OR SHE HAS REVIEWED WITH GRANTEE’S OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT HE OR SHE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR

REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. GRANTEE UNDERSTANDS AND AGREES THAT HE OR SHE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
     9. Additional Securities. Any securities or cash received (other than a regular cash dividend) as the result of ownership of the Restricted Shares (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization or other similar change in the Company’s capital structure, shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the Restricted Shares with respect to which they were issued, including, without limitation, the Vesting Schedule set forth in the Notice. The Grantee shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Grantee may not direct the Company to sell any such warrant or option. If Additional Securities consist of a convertible security, the Grantee may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. In the event of any change in certificates evidencing the Shares or the Additional Securities by reason of any recapitalization, reorganization or other transaction that results in the creation of Additional Securities, the escrow holder is authorized to deliver to the issuer the certificates evidencing the Shares or the Additional Securities in exchange for the certificates of the replacement securities.
     10. Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Agreement, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
     11. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
     12. Limitation on Rights; No Right to Future Grants; Extraordinary Item. By entering into this Agreement and accepting the Award, Grantee acknowledges that: (i) Grantee’s participation in the Plan is voluntary; (ii) the value of the Award is an extraordinary item which is outside the scope of any employment contract with Grantee; (iii) the Award is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and Grantee will not be entitled to compensation or damages as a consequence of Grantee’s forfeiture of any unvested portion of the Award as a result of Grantee’s termination of service with the Company for any reason; and (iv) in the event that Grantee is not a direct employee of Company, the grant of the Award will not be interpreted to form an employment relationship with the Company and the grant of the Award will not be interpreted to form an employment contract with the Grantee’s employer or the Company. The Company shall be under no obligation whatsoever to advise the

Grantee of the existence, maturity or termination of any of Grantee’s rights hereunder and Grantee shall be responsible for familiarizing himself or herself with all matters contained herein and in the Plan which may affect any of Grantee’s rights or privileges hereunder.
     13. Company Authority. Any question concerning the interpretation of this Agreement or the Plan, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or this Agreement shall be determined by the Company (including any person(s) to whom the Company has delegated its authority) in its sole and absolute discretion. Such decision by the Company shall be final and binding.
     14. Undertaking. Grantee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or the Grantee’s interest pursuant to the express provisions of this Agreement.
     15. Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
     16. Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and Grantee and Grantee’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.
     17. Securities Law Compliance. The Company is under no obligation to register for resale the Shares, whether vested or unvested. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Grantee or other subsequent transfers by the Grantee of any Shares issued as a result of or under this Award, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Award and/or the Shares underlying the Award and (iii) restrictions as to the use of a specified brokerage firm or other agent for such resales or other transfers. Any sale of the Shares must also comply with other applicable laws and regulations governing the sale of such shares.
     18. Information Confidential. As partial consideration for the granting of the Award, the Grantee agrees that he or she will keep confidential all information and knowledge that the Grantee has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Grantee’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.
     19. Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.
     20. Application of the Plan. The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of hereof and as the Plan is amended from time to time. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise herein.
     21. Dispute Resolution. The provisions of this Section 21 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Agreement. The Company, the Grantee, and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the Central District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Los Angeles) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 21 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.
     22. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as shown beneath its signature in the Notice, or to such other address as such party may designate in writing from time to time to the other party.

EXHIBIT A
CONSENT OF SPOUSE
     In consideration of the execution of the foregoing Restricted Stock Award Agreement by Korn/Ferry International, the undersigned, the spouse of ______, the Participant named therein, does hereby agree to be bound by all of the terms and provisions thereof, the terms and conditions attached thereto, and those set forth in the Plan.

Signature of Spouse	Date

Print Spouse’s Name
[DECLARATION BELOW TO BE COMPLETED BY UNMARRIED INDIVIDUALS]
     I, _________________, the undersigned, hereby declare that I am not married as of the date hereof.

Name:	Date: